Exhibit 99.1

Blue Owl Capital Inc. Announces the Results of the Redemption of Public Warrants

NEW YORK, NY, August 24, 2022 – Blue Owl Capital Inc. (NYSE: OWL) (“Blue Owl” or the “Company”), today announced the results of the redemption of all of its outstanding redeemable warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), pursuant to the Amended and Restated Warrant Agreement, dated May 19, 2021 (the “Warrant Agreement”), by and between the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), for a redemption price of $0.10 per Public Warrant (the “Redemption Price”) at 5:00 p.m. New York City time on August 18, 2022 (the “Redemption Date”).

On July 18, 2022, the Company issued a press release stating that, pursuant to the terms of the Warrant Agreement, it would redeem all of the outstanding Public Warrants at the Redemption Price. The redemption was triggered because the last sales price of the Class A Shares was at least $10.00 per share on each of twenty trading days within a thirty-day trading period ending on the third trading day prior to July 18, 2022. Certain warrants to purchase Class A Shares that were issued in a private placement (the “Private Placement Warrants” and, together with Public Warrants, the “Warrants”) were not subject to redemption under the Warrant Agreement and may remain outstanding following the redemption.

Of the 14,159,048 Warrants (9,159,048 Public Warrants and 5,000,000 Private Placement Warrants) that were outstanding on July 18, 2022, approximately 14,553 were exercised for cash at an exercise price of $11.50 per Class A Share in exchange for an aggregate of 14,553 Class A Shares and 8,961,029 were exercised on a cashless basis in exchange for an aggregate of 2,141,601 Class A Shares, in each case in accordance with the terms of the Warrant Agreement. Total cash proceeds generated from exercises of the Public Warrants were $171,185. Immediately following the redemption, the Company expects to have zero Public Warrants, 5,000,000 Private Placement Warrants and 442,117,260 of Class A Shares outstanding.

In connection with the redemption, the Warrants stopped trading on the New York Stock Exchange (the “NYSE”) and were delisted, with the trading halt announced after close of market on the Redemption Date. The redemption had no effect on the trading of the Class A Shares, which continue to trade on the NYSE under the symbol “OWL.”

About Blue Owl Capital Inc.

Blue Owl is a global alternative asset manager with $119.1 billion of assets under management as of June 30, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 30 years of experience building alternative investment businesses. Blue Owl employs over 450 people across 10 offices globally.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Investor Contact

Ann Dai

Head of Investor Relations

blueowlir@blueowl.com

Media Contact

Prosek Partners

David Wells / Nick Theccanat

Pro-blueowl@prosek.com